EX-99.e.1.a

Schedule A

Underwriting Agreement

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Amended February 29, 2016

Name of Fund

Aberdeen Global Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen Diversified Income Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Alternatives Fund

Aberdeen U.S. Small Cap Equity Fund (formerly Aberdeen Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen Global Fixed Income Fund

Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)

Aberdeen Asia Bond Fund

Aberdeen International Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Multi-Cap Equity Fund
(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen European Equity Fund

Aberdeen Latin American Equity Fund

Aberdeen Japanese Equities Fund

Aberdeen Multi-Manager Alternatives Strategies Fund II

Aberdeen U.S. Mid Cap Equity Fund